Exhibit 3.1 (xv)

CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

No. 2865761

I hereby certify that

TEENJAY LIMITED

having by special resolution changed its name,

is now incorporated under the name of

COTT RETAIL BRANDS LIMITED

Given under my hand at the Companies Registration Office, Cardiff the 24 DECEMBER 1993

/s/ L. Parry
MRS. L. PARRY
an authorised officer

CERTIFICATE OF INCORPORATION

OF A PRIVATE LIMITED COMPANY

No. 2865761

I hereby certify that

TEENJAY LIMITED

is this day incorporated under the Companies Act 1985 as a private company and that the Company is limited.

Given under my hand at the Companies Registration Office, Cardiff the 25 OCTOBER 1993

/s/ P. Bevan
P. BEVAN
an authorised officer